Exhibit 10.35

2007 Base Salaries for Named Executive Officers

Name and Title	Salary
James M. Gower	$500,000
Chief Executive Officer and President
(principal executive officer and named executive officer)

Donald G. Payan	$420,000
Executive Vice President and Chief Scientific Officer
(named executive officer)

Elliot B. Grossbard	$390,200
Senior Vice President, Medical Development
(named executive officer)

Raul R. Rodriguez	$380,000
Executive Vice President, Chief Operating Officer
(named executive officer)

Ryan Maynard	$260,000
Chief Financial Officer and Vice President
(principal financial officer and named executive officer)